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                                                                    EXHIBIT 12.1


                                AMERICREDIT CORP.
                       STATEMENT RE COMPUTATION OF RATIOS
                             (dollars in thousands)
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                                      Years Ended June 30,
                                ------------------------------
                                  1998       1997       1996
                                  ----       ----       ----
COMPUTATION OF EARNINGS:

Income before
  income taxes                  $ 98,766   $ 62,925   $ 34,256

Interest expense (none
  capitalized)                    27,135     16,312     13,129
                                --------   --------   --------

                                $125,901   $ 79,237   $ 47,385
                                ========   ========   ========

COMPUTATION OF FIXED CHARGES:

Interest expense                $ 27,135   $ 16,312   $ 13,129
                                --------   --------   --------

                                $ 27,135   $ 16,312   $ 13,129
                                ========   ========   ========


RATIO OF EARNINGS TO
  FIXED CHARGES                     4.6x       4.9x       3.6x
                                ========   ========   ========

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